Exhibit 99.1

Carrollton Bancorp Announces Appointment of Richard J. Hunt, Jr. as Chief Lending Officer

BALTIMORE, Md.--(BUSINESS WIRE)--March 25, 2010--Carrollton Bancorp, (NASDAQ:CRRB) the parent company of Carrollton Bank has announced the appointment of Mr. Richard J. Hunt, Jr. as the Senior Vice President/Chief Lending Officer effective March 29, 2010.

Mr. Hunt brings a wealth of experience in the banking industry to Carrollton Bancorp and Carrollton Bank and will serve as the top lending officer and member of the executive team of Carrollton Bancorp and Carrollton Bank.

Mr. Robert A. Altieri, President and Chief Executive Officer, stated that “Rich adds the experience and depth needed to grow our business lending department while focusing on the small and medium sizes businesses in Baltimore, which we believe our larger competitors are neglecting. Rich will be a key member of our team as we continue to work to build a major community banking presence in the Baltimore region”.

Carrollton Bancorp is the parent company of Carrollton Bank, a commercial bank serving the deposit and financing needs of both consumers and businesses through a system of 10 branch offices in central Maryland. The Company provides brokerage services through Carrollton Financial Services, Inc., and mortgage services through Carrollton Mortgage Services, Inc., subsidiaries of the Bank.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

For additional information, contact Mark A. Semanie, Chief Financial Officer, (410) 536-7308, or visit the Company’s Internet site at www.carrolltonbank.com.

CONTACT:
Carrollton Bancorp
Mark A. Semanie, Chief Financial Officer
410-536-7308